UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

ISQ Open Infrastructure Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56735	33-2876284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Brickell Avenue, PH, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(786) 693-5739

(Registrant’s telephone number, including area code)’

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 12, 2025, ISQ Open Infrastructure Company LLC (the “Company”), as well as certain wholly-owned subsidiaries which may be added and removed from time to time (the “Borrowers”), entered into an unsecured, uncommitted line of credit (the “Credit Agreement”) up to a maximum aggregate principal amount of $60 million with I Squared Capital, LLC (the “Lender”), an affiliate of the Company. The line of credit expires on April 15, 2026, subject to extension options up to six months, requiring the Lender’s approval. The interest rate is the then-current rate offered by a third-party lender or, if no such rate is available, SOFR applicable to such loan plus 2.25%. Each advance under the line of credit is repayable on or before the 10th Business Day after the month end following the earlier of (i) the date the Lender demands payment and (ii) the Stated Expiration Date. To the extent the Company has not repaid all Loans and other Obligations under the line of credit after a repayment event has occurred, the Company shall use commercially reasonable efforts to apply excess available cash proceeds to the repayment in full of its Loans and Obligations; provided that the Borrowers will be permitted to (i) conduct the shareholder repurchase program on terms described in the Company’s private placement memorandum, as amended from time to time; (ii) close on any acquisition entered into prior to the Lender’s demand for payment; (iii) make elective distributions of an amount not to exceed amounts paid in the immediately preceding fiscal quarter; and (iv) pay any taxes when due. The line of credit also permits voluntary prepayment of principal and accrued interest without any penalty other than customary breakage costs subject to the Lender’s discretion. Each Borrower may withdraw from the line of credit at the time all such obligations held by such Borrower to the Lender under the Credit Agreement have been repaid to the Lender in full. The line of credit contains customary events of default. As is customary in such financings, if an event of default occurs under the line of credit, the Lender may accelerate the repayment of amounts outstanding under the line of credit and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

None of the Lender and its assignees shall have any recourse to any entities with interests in the Borrowers such as a general partner or investor, including the Company, or any of their respective assets for any indebtedness or other monetary obligation incurred under the Credit Agreement.

The foregoing summary description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Uncommitted Unsecured Line of Credit, dated December 12, 2025, between ISQ Open Infrastructure Company LLC – Series II, as borrower, and I Squared Capital, LLC, as lender
104	Cover Page Interactive Data File, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISQ OPEN INFRASTRUCTURE COMPANY LLC

By:	/s/ Starr Frohlich
	Name:	Starr Frohlich
	Title:	Principal Financial Officer

Date: December 17, 2025

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